Exhibit 10.5

DEFERRED STOCK UNIT AGREEMENT FOR NON-EMPLOYEE DIRECTORS

UNDER THE IMMUNOGEN, INC.
2016 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN AND THE COMPENSATION POLICY FOR NON-EMPLOYEE DIRECTORS

Name of Grantee:
No. of Deferred Stock Units Granted:
Grant Date:

Pursuant to the ImmunoGen, Inc. 2016 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) and the Compensation Policy for Non-Employee Directors in effect on the date hereof, ImmunoGen, Inc. (the “Company”) hereby grants a deferred stock unit award consisting of the number of deferred stock units listed above (an “Award”) to the Grantee named above.  Each deferred stock unit shall relate to one share of Common Stock, par value $.01 per share (the “Stock”) of the Company, subject to the restrictions and conditions set forth herein and in the Plan.

1.             Restrictions on Transfer of Award.  The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, until (i) the deferred stock units have vested as provided in Section 2 of this Agreement, (ii) the Grantee shall have ceased to be a member of the Company’s Board of Directors for any reason and (iii) shares of Stock have been issued pursuant to Section 4 of this Agreement.

2.             Vesting of Award.  The Award shall vest in accordance with the schedule set forth below, provided in each case that the Grantee is then, and since the Grant Date has continuously been, a member of the Company’s Board of Directors.

Incremental (Aggregate) Number of Deferred Stock Units Vested	Vesting Date
Quarterly over one year

Notwithstanding the foregoing, all unvested deferred stock units shall vest immediately prior to the occurrence of a Change of Control (as defined in the Plan).

3.             Forfeiture.  In the event the Grantee ceases to be a member of the Company’s Board of Directors prior to the applicable vesting dates, all deferred stock units that have not vested as of the Grantee’s cessation of service on the Board of Directors shall be immediately forfeited to the Company.

4.             Receipt of Shares of Stock.

(a)           Within 30 days following the date on which the Grantee ceases to be a member of the Company’s Board of Directors for any reason, the Company shall issue to the Grantee in book entry form the number of shares of Stock equal to the number of vested deferred stock units pursuant to Section 2 of this Agreement in satisfaction of the Award.

(b)           In each instance above, the issuance of shares of Stock shall be subject to the payment by the Grantee by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 7 of this Agreement.  The Grantee understands that once shares have been delivered by book entry to the Grantee in respect of the deferred stock units, the Grantee will be free to sell such shares of Stock, subject to applicable requirements of federal and state securities laws.

(c)           Until such time as shares of Stock are issued to the Grantee pursuant to Section 4(a) the Grantee shall have no rights as a stockholder with respect to any shares of Stock underlying the Award, including, but not limited to any voting rights, provided however, that when and if any cash dividends or other distributions are paid with respect to the shares of Stock underlying the Award such amounts shall accrue and be converted into additional deferred stock units based on the Fair Market Value of the common stock on any such dividend payment or distribution date (with any such fractions of deferred stock units computed to four decimal places rounded down) and any such additional deferred stock units shall be subject to the same conditions and restrictions as are the deferred stock units with respect to which they were paid.

(d)           If any of the benefits or the delivery of shares of Stock set forth in this Award or the Plan are deferred compensation under Section 409A of the Code, any termination of services triggering payment of such benefits must constitute a “separation from service” under Section 409A of the Code before, subject to subsection (e) below, distribution of such benefits can commence or the delivery of shares of Stock can occur.   For purposes of clarification, this paragraph shall not cause any forfeiture of benefits on the part of the Grantee, but shall only act as a delay until such time as a “separation from service” occurs.

(e)           Notwithstanding anything to the contrary herein or in the Plan, if the Grantee is a “key employee” (as defined in Section 409A of the Code) as of the date the Grantee ceases to be a member of the Company’s Board of Directors, any issuance of Stock upon a termination of services shall, to the extent this requirement of Section 409A of the Code is applicable to this Award, be delayed to the extent necessary to avoid the imposition of excise taxes or other penalties under Section 409A of the Code until the date which is the first business day after six (6) months have elapsed since the Grantee is no longer providing service for any reason other than death.

5.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in paragraphs 4 and 25 of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.  The Grantee acknowledges receipt of a copy of the Plan.

6.             Transferability of this Agreement.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.             Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. Any reduction in accordance with the foregoing shall, to the extent applicable, be effected in accordance with Section 409A of the Code and Treasury Regulation Sections 1.409A-3(j)(4)(vi) or 1.409A-3(j)(4)(xi).

8.             No Guarantee of Tax Consequences.  The Company makes no guarantee of any tax consequences associated with this Award.

9.             Notice.  Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

10.          Continuation of Service.  The Award does not confer upon the Grantee any rights with respect to continuation of service as a director of the Company.

11.          Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

12.          Data Privacy.  By entering into this Agreement, the Grantee:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the issuance of the Award and the grant of shares of Stock and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

13.          Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IMMUNOGEN, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address: